UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2022 (February 11, 2022)

SOUTHSTATE CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina (State or Other Jurisdiction of Incorporation)	001-12669 (Commission File Number)	57-0799315 (IRS Employer Identification No.)

1101 First Street South, Suite 202 Winter Haven, FL (Address of principal executive offices)	33880 (Zip Code)

(863) 293-4710

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $2.50 per share	SSB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events

On February 11, 2022, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) approved SouthState Corporation’s (“SouthState”) application with respect to the previously announced merger between SouthState and Atlantic Capital Bancshares, Inc. (“Atlantic Capital”) pursuant to the Agreement and Plan of Merger, dated as of July 22, 2021, by and between SouthState and Atlantic Capital.  We previously received approval from the Office of the Comptroller of the Currency (“OCC”) on October 12, 2021 and approval from Atlantic Capital’s shareholders on November 16, 2021.  All required regulatory approvals to complete the merger and the merger of the respective bank subsidiaries of SouthState and Atlantic Capital have now been received.

Completion of the mergers remains subject to customary closing conditions.  Assuming such conditions are satisfied, the combined bank is expected to open for business on or about March 1, 2022.

Cautionary Statement Regarding Forward Looking Statements

Information in this communication, other than statements of historical facts, may constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, statements about the benefits of the proposed merger of SouthState and Atlantic Capital, including future financial and operating results (including the anticipated impact of the transaction on SouthState's and Atlantic Capital's respective earnings and tangible book value), statements related to the expected timing of the completion of the merger, the combined company's plans, objectives, expectations and intentions, and other statements that are not historical facts.  Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “scheduled,” “plans,” “intends,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” or “continue” or negatives of such terms or other comparable terminology.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of SouthState or Atlantic Capital to differ materially from any results expressed or implied by such forward-looking statements.  Such factors include, among others, (1) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized, (2) disruption to the parties' businesses as a result of the announcement and pendency of the merger, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (4) the risk that the integration of each party's operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party's businesses into the other's businesses, (5) the amount of the costs, fees, expenses and charges related to the merger, (6) reputational risk and the reaction of each company's customers, suppliers, employees or other business partners to the merger, (7) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the merger, (8) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (9) the dilution caused by SouthState's issuance of additional shares of its common stock in the merger, (10) a material adverse change in the financial condition of SouthState or Atlantic Capital, (11) general competitive, economic, political and market conditions, (12) major catastrophes such as earthquakes, floods or other natural or human disasters, including infectious disease outbreaks, including the recent outbreak of a novel strain of coronavirus, a respiratory illness, the related disruption to local, regional and global economic activity and financial markets, and the impact that any of the foregoing may have on SouthState or Atlantic Capital and its customers and other constituencies, and (13) other factors that may affect future results of SouthState and Atlantic Capital including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.  Additional factors which could affect future results of SouthState and Atlantic Capital can be found in the registration statement on Form S-4, as amended, as well as SouthState's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and Atlantic Capital's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC's website at http://www.sec.gov.  SouthState and Atlantic Capital disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHSTATE CORPORATION
(Registrant)

By:	/s/ William E. Matthews, V
William E. Matthews, V
Senior Executive Vice President and
Chief Financial Officer

Dated: February 14, 2022

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